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                                   EXHIBIT 21

                 SUBSIDIARIES OF SPECTRUM BANCORPORATION, INC.

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
NAME                                                    STATE OF INCORPORATION/ORGANIZATION
----                                                    -----------------------------------
F&M Bank                                                South Dakota

Rushmore Bank & Trust                                   South Dakota

Citizens Bank, Mount Ayr                                Iowa

Citizens Bank of Princeton                              Missouri

Citizens Bank, Carlisle                                 Iowa

Spectrum Banc Service Corporation                       South Dakota

Spectrum Capital Trust I                                Delaware

Spectrum Capital Trust II                               Delaware
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